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                                                                 EXHIBIT 99.5(A)

                       INVESTMENT MANAGEMENT AGREEMENT

    Agreement dated August 19, 1993 between KEYSTONE TAX FREE FUND, a Massachusetts business trust organized under a Declaration of Trust dated July 27, 1993 (the "Fund"), and KEYSTONE MANAGEMENT, INC., a Nevada corporation (the "Company").
                                 WITNESSETH:

    That in consideration of the mutual covenants herein contained, it is agreed as follows:

1.  SERVICES TO BE RENDERED BY THE COMPANY TO THE FUND.

    The Company will provide investment management and other services to the Fund as specified below.

    A. In providing investment management services to the Fund, the Company will determine from time to time what securities shall be acquired, held or disposed of and what portion of the assets of the Fund shall be held uninvested. Should the Board of Trustees of the Fund at any time, however, notify the Company in writing of any portfolio transaction to be made or not to be made or any investment policy to be followed by the Fund, the Company shall be obliged to follow such direction or such investment policies for the period, if any, specified in such notice or until the Company has received written notice that such investment policy is no longer to be followed. The Company shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies of the Fund, and in particular shall place all orders for the purchase, sale or loan of portfolio securities for the Fund's account with brokers or dealers or others selected by it, and to that end the Company is authorized to give instructions to the custodian of the Fund's assets as to deliveries of securities and payments of cash for the account of the Fund. In the placement of such orders and the selection of brokers or dealers, the Company shall conform to the Fund's policies concerning such matters as may be from time to time determined by the Board of Trustees of the Fund or set forth in the Fund's most recent prospectus under the Securities Act of 1933. In the performance of these duties, the Company will use its best efforts to safeguard and promote the welfare of the Fund. However, nothing in this agreement shall be construed to constitute the Company as an agent of the Fund.

    B. The Company, at its own expense, shall furnish to the Fund office space in the offices of the Company or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel for managing the affairs of the Fund, and shall arrange, if desired by the Fund, for members of the Company's organization to serve without salaries from the Fund as officers and agents of the Fund.

    C. At the request of the Board of Trustees of the Fund, the Company at its own expense will provide or cause to be provided to the Fund the following management and operating services, facilities and personnel: (a) the officers of the Fund and each Trustee of the Fund who is an affiliated person of the Company or any investment adviser retained by the Company as contemplated in
Section 4; (b) determination from time to time of the value of the net assets of the Fund, the keeping of its books and records and the safekeeping of its cash, securities and other property; (c) auditors and accountants; (d) transfer agents, dividend disbursing agents and registrars, including checks, stationery and other supplies for the performance of such functions; (e) insurance and membership in trade associations; (f) share certificates representing shares of the Fund; (g) registration and maintenance of registrations of the Fund and of its shares with various states and with the Securities and Exchange Commission, including the preparation and printing of prospectuses for filing with said Commission; (h) for shareholders' and Trustees' meetings and the preparation, printing and mailing of reports and other material to shareholders; (i) legal counsel in connection with the Fund's existence, organization and financial structure and relations with its shareholders, in connection with any of the foregoing items or otherwise, and in connection with other legal matters with respect to which the Fund may require and desire advice of legal counsel; and (j) all other services and facilities, the expenses of which are not hereinafter specifically assumed by the Fund, for the management of the investment and reinvestment of the assets of the Fund, the offering and sale of the shares of the Fund and the administration of the affairs of the Fund. The expense, charges, dues, fees and other costs to be borne by the Company in providing or causing to be provided to the Fund the services, facilities and personnel described in clauses (b) through (i) are hereinafter referred to as the "Reimbursable Expenses of the Company".

    The additional management and operating services, facilities and personnel required by clauses (b) through (i), of the immediately preceding paragraph and the performance of the same shall be paid for solely by the Company, but shall be at all times subject to the directions, instructions and requests of the Board of Trustees of the Fund, including, without limitation, directions as to the identity of the person or organization providing or performing the same, the manner of performance and the rates of fees and charges of such persons or organizations.

    D. The Fund assumes and shall pay (1) broker's commissions (which may be higher than other brokers would charge if paid to a broker which provides brokerage and research services to the Company or any investment adviser retained by the Company as contemplated by Section 4 or any affiliate of either, for use in rendering investment management, advisory or similar services to the Fund or other clients of the Company, of such investment adviser or of any affiliate of either); (2) issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party; (3) its interest charges and all taxes and fees (not hereinabove specifically required to be borne by the Company) payable by the Fund to federal, state or other governmental agencies and (4) the compensation of each Trustee of the Fund who is not an affiliated person of the Company or any investment adviser retained by the Company as contemplated by Section 4.

    E. The Company may delegate its obligation to provide all of the services required hereunder to the Fund to an investment adviser as contemplated by
Section 4.

    F. The services of the Company to the Fund hereunder are not to be deemed exclusive, and the Company shall be free to render similar services to others or to have any other business or management interests.

2.  COMPENSATION TO BE PAID BY THE FUND TO THE COMPANY.

    As compensation for the services, facilities and personnel which the Company is to provide or cause to be provided pursuant to Section 1, the Fund shall pay to the Company at the end of each calendar month (i) an amount calculated as set forth below:

ANNUAL                                               AGGREGATE NET ASSET VALUE
MANAGEMENT                                                       OF THE SHARES
FEE                                 INCOME                         OF THE FUND
------------------------------------------------------------------------------
                                   2.0% of
                              Gross Dividend and
                               Interest Income
                                     Plus
0.50% of the first                                          $100,000,000, plus
0.45% of the next                                           $100,000,000, plus
0.40% of the next                                           $100,000,000, plus
0.35% of the next                                           $100,000,000, plus
0.30% of the next                                           $100,000,000, plus
0.25% of amounts over                                       $500,000,000;

and (ii) an amount equal to the amount of the Reimbursable Expenses of the Company accrued during such calendar month.

    Any other provision of this agreement to the contrary notwithstanding, the total monthly compensation payable to the Company shall not exceed (i) the largest amount which would not cause the Fund's expenses to exceed the lowest applicable expense limitation imposed as of the beginning of the fiscal year by any statute or any regulatory authority of any jurisdiction in which shares of the Fund are qualified for offer and sale as such limitation is set forth in the most recent notice furnished by the Company to the Fund not later than the first day of the fiscal year or (ii) such lower percentage limit as the Company may by written notice to the Fund declare to be effective for such period of time as shall be stated in the notice. For purposes of clause (i) of this paragraph, there shall be excluded from the "Fund's expenses" any amount borne directly or indirectly by the Fund which is permitted to be excluded from the computation of such limitation by such statute or regulatory authority. If the Company shall serve under this agreement for less than the whole of any calendar month, the foregoing compensation will be prorated. The Company shall submit to the Fund detailed statements of all Reimbursable Expenses of the Company promptly after the end of each such calendar month. The Fund and its agents, accountants and employees shall have the right at reasonable times during normal business hours to inspect the books and records of the Company pertaining to such Reimbursable Expenses of the Company.

3.  PUBLIC ACCOUNTANT'S REPORT.

    The Fund's books and accounts shall be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Fund.

4.  INVESTMENT ADVISER.

    The Company may enter into an agreement to retain at its own expense Keystone Custodian Funds, Inc. or any other firm or firms ("Adviser") to provide the Fund all of the services to be provided by the Company hereunder if such agreement is approved as required by law. Such agreement may delegate to such Adviser all of the Company's rights, obligations and duties hereunder.

5.  INTERESTED AND AFFILIATED PERSONS.

    Subject to and in accordance with the Declaration of Trust of the Fund, the Articles of Incorporation of the Company and the governing documents of the Adviser, it is understood that Trustees, officers, agents and shareholders of the Fund or the Adviser are or may be interested in the Company (or any successor thereof) as Directors and officers of the Company or its affiliates, as stockholders of Keystone Group, Inc. or otherwise; that Directors, officers and agents of the Company and its affiliates or stockholders of Keystone Group, Inc. are or may be interested in the Fund or the Adviser as Trustees, Directors, officers, shareholders or otherwise; that the Company (or any such successor) is or may be interested in the Fund or the Adviser as shareholder, or otherwise, and that the effect of any such adverse interests shall be governed by said Declaration of Trust of the Fund, Articles of Incorporation of the Company and governing documents of the Adviser.

6.  TERMINATION AND AMENDMENT.

    This agreement shall continue in effect until July 1, 1994, after which it will terminate unless its continuance after said date is specifically approved at least annually by the vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or interested persons of the Company (as defined in the Investment Company Act of 1940) cast in person at a meeting called for the purpose of voting on such approval; provided, however, that (1) this agreement may at any time be terminated without the payment of any penalty either by the vote of the Board of Trustees of the Fund or by the vote of a majority of the outstanding voting securities of the Fund, on 60 days' written notice to the Company, (2) this agreement shall immediately terminate in the event of its assignment (within the meaning of the Investment Company Act of 1940), and (3) this agreement may be terminated by the Company on 90 days' written notice to the Fund. The aforesaid requirement that continuance of this agreement be "specifically approved at least annually" shall be construed in a manner consistent with the Investment Company Act of 1940 and the Rules and Regulations thereunder. Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

    This agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by the vote of a majority of the outstanding voting securities of the Fund and by the vote of a majority of the Trustees of the Fund who are not interested persons of the Fund or interested persons of the Company (as defined in the Investment Company Act of 1940) cast in person at a meeting called for the purpose of voting on such approval.

7.  LIABILITY OF THE COMPANY.

    In the absence of willful misfeasance, bad faith or gross negligence on the part of the Company, or of reckless disregard of its obligations and duties hereunder, the Company shall not be subject to liability for any act or omission in the course of, or connected with, rendering services hereunder. The Fund agrees to indemnify and hold the Company harmless from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company of 1940, and any state and foreign securities and blue sky laws, as amended from time to time) and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from any action or thing which the Company takes or does or omits to take or do hereunder provided that the Company shall not be indemnified against any liability to the Fund or to its shareholders (or any expenses incident to such liability) arising out of a breach of fiduciary duty with respect to the receipt of compensation for services, willful misfeasance, bad faith, or gross negligence on the part of the Company in the performance of its duties, or from reckless disregard by it of its obligations and duties under this agreement.

8.  DEFINITIONS.

    For the purpose of this agreement the words: (1) "vote of a majority of the outstanding voting securities of the Fund" mean the affirmative vote, at a duly held meeting of shareholders of the Fund, (a) of the holders of 67% or more of the shares of the Fund present in person or by proxy and entitled to vote at such meeting, if the holders or more than 50% of the outstanding shares of the Fund are present in person or by proxy and entitled to vote at such meeting, or (b) of the holders of more than 50% of the outstanding shares of the Fund, whichever is less, and (2) the words "brokerage and research services" shall have the meaning given in the Securities Exchange Act of 1934 and the Rules and Regulations thereunder.

    A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of this instrument are not binding upon the Trustees or holders of Shares of the Fund individually but are binding only upon the assets and property of the Fund.

    IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed by their respective officers thereunto authorized at Boston, Massachusetts, on the day and year first above written.

                   KEYSTONE TAX FREE FUND


                   By: /s/ Ralph J. Spuehler Jr.
                       ------------------------------
                       Title: Treasurer


                   KEYSTONE MANAGEMENT, INC.


                   By: /s/ E. Godfrey
                       -------------------------------
                       Title: Treasurer